UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CBRE REALTY FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CBRE Realty Finance, Inc. (the “Company”) held an earnings conference call on March 13, 2008, reporting its financial results for the quarter and year ended December 31, 2007.

Below are excerpts of the conference call transcript related to the proxy contest with Arbor Realty Trust, Inc.

Kenneth Witkin: . . . Before we begin the question and answer session, there is one last topic I would like to discuss. As I’m sure most of you know by now Arbor Realty has initiated a proxy contest to elect seven nominees to our Board of Directors at our upcoming annual meeting. Just to be clear, we believe that in these troubled times replacing our Board is the last thing our stockholders should do and we have some real questions about Arbor’s motives. Our Board of Directors is comprised of seasoned industry veterans with proven track records of success. I have the up-most respect for each and every one of our Board Members. Anyone who looks at their resumes will agree that these are first-rate individuals and they’re continue active involvement in our Company is critical.

Our Board and management team are fully focused on the issues facing our Company. We are making tough decisions and taking concrete actions that will position us to come out of the downturn a stronger Company. We will have more to say when we send you our definitive proxy statement relating to our upcoming annual meeting, the date of which has not yet been set. We will not be entertaining any questions today about Arbor or the annual meeting.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement (the “2008 Proxy Statement”) relating to its 2008 annual meeting of stockholders, which has not yet been scheduled. The Company, its directors and certain of its officers may be deemed, under the SEC’s rules, to be participants in a solicitation of proxies from its stockholders in connection with the 2008 annual meeting of stockholders. Information regarding those directors and officers and their respective interests is set forth in the Schedule 14A filed by the Company with the SEC on February 4, 2008. Investors should read the 2008 Proxy Statement when it becomes available because it will contain important information. Investors can obtain the Schedule 14A and, after it is filed, will be able to obtain the 2008 Proxy Statement for free at the SEC’s website at www.sec.gov and the Company’s website at www.cbrerealtyfinance.com.